Exhibit 99.1

Transcript of

MyMD Pharmaceuticals, Inc.

MyMD Pharmaceuticals Phase 2 Trial Update

August 2, 2023

Participants

Joshua Silverman - Chairman, MyMD Pharmaceuticals, Inc.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Presentation

Operator

Good day everyone, and welcome to the MyMD Phase 2 data call. At this time, all participants have been placed on a listen-only mode. [Operator Instructions].

It is now my pleasure to turn the floor over to your host, Josh Silverman, Chairman of MyMD Pharmaceuticals. Sir, the floor is yours.

Joshua Silverman - Chairman, MyMD Pharmaceuticals, Inc.

Good afternoon, and thank you for joining this MyMD Pharmaceuticals Investor Conference Call to discuss our recently released Phase 2 trial results for our next generation oral TNF-α inhibitor, MYMD-1. My name is Josh Silverman, Chairman of MyMD Pharmaceuticals. Before we begin, I’d like to call your attention to the safe harbor disclosure regarding forward-looking information.

The conference call today will contain certain forward-looking statements, including statements regarding the goals, strategic beliefs, expectations, and future potential results of MyMD Pharmaceuticals, Inc. Although management believes these statements are reasonable based on estimates, assumptions and projections, as of today, August 2, 2023, these statements are not guarantee of future performance. Actual results may differ materially as a result of risks, uncertainties and other factors, including, but not limited to the factors set forth in the company’s filings with the SEC.

MyMD undertakes no obligation to update or revise any of these forward-looking statements. As a reminder, MyMD is a clinical stage pharmaceutical company committed to developing novel immunotherapies with a focus on inflammation and age related diseases. We are excited to discuss our Phase 2 results today, which mark a milestone in our progress towards increasing lifespan and improving lives. Joining myself on the call today are Dr. Chris Chapman, President, Director, and Chief Medical Officer at MyMD as well as Dr. Adam Kaplin, Chief Scientific Officer at MyMD and Adjunct Faculty at Johns Hopkins University of Medicine.

I’d now like to turn it over to Dr. Chapman for his initial remarks.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Thank you, Mr. Silverman. This is a big week for MyMD, a scientific leader and cutting edge developer at the forefront of innovation. Our flagship product is the next generation TNF-α inhibitor, uniquely designed for oral administration and brain accessibility, with selected properties that offer a compelling promise of enhanced safety and efficacy.

MYMID-1 is a differentiator from current TNF-α injectable medication, which because of their potential for substantial immunosuppression carries significant Black Box warnings regarding the risk of severe infections. The global market for TNF-α inhibitors currently stands at an impressive $40 billion, with Humira leading the pack at $20 billion, solidifying its position as the world’s top selling drug. With MYMD-1 in our arsenal, we have an extraordinary opportunity to make a substantial impact on the pharmaceutical landscape, with the potential for success in a significant market.

Moreover, we’re excited to share today our positive, statistically significant top line results from our randomized Phase 2 study in patients with chronic inflammation associated with sarcopenia or age related frailty.

Before diving deeper into the results, I’d like to introduce Dr. Adam Kaplin, our Chief Scientific Officer, who will discuss the remarkable properties of MYMD-1 and explore the reasons behind our belief and its ability to address a spectrum of diseases through its unique mechanism of action. Dr. Kaplin?

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Thank you very much, Dr. Chapman. At its core, MYMD-1 serves as an immune system regulator designed for the oral administration to precisely modulate the release of inflammatory cytokines, including the critical proinflammatory cytokine, TNF-α. Cytokines, acting as chemical messengers within the immune system orchestrate communication and coordination among cells. TNF-α in particular holds a crucial role as a primary cytokine regulator responsible for inducing inflammation.

However, its persistent overactivity triggers a cycle of immune dysregulation, leading to the onset and perpetuation of chronic inflammation and autoimmune disease. The resulting inflammation can arise as a defensive response to foreign invaders or be the product of an underlying illness that has taken hold.

Notably, age related diseases are often accompanied by immune system overactivation, consequently leading to increased inflammation. Conditions such as heart, lung and kidney disease, and cancer, Alzheimer’s disease and various autoimmune diseases share a commonality, which is the cascade of cytokine activation leading to uncontrollable inflammation, with TNF-α acting as the igniting spark and fuel to perpetuate the underlying disease.

MYMD-1 is distinguishable from the currently available TNF-α inhibitors in that it targets the root cause of immune activation and inflammation beyond merely addressing the symptoms. Our research has demonstrated that MYMD-1 selectively targets and suppresses TNF-α elevations associated with autoimmune diseases but does not prevent elevations associated with fighting off infections.

Because currently available TNF-α inhibitors are nonselective and can inhibit TNF-α both in autoimmune diseases and in the course of fighting off infections, all such drugs carry a Black Box warning for serious infections requiring hospitalization or death. Based on these findings of selectivity we anticipate MYMD-1 will have a much safer side effect profile than the currently available TNF-α inhibitors.

Also, unlike all currently available TNF-α inhibitors, MYMD-1 is brain permeable, making it capable of inhibiting TNF-α in the central nervous system, offering the potential application in treating a range of CNS conditions associated with inflammation such as depression, multiple sclerosis, Alzheimer’s and Parkinson’s disease, and many others. Although noticeable differences with the currently available TNF-α inhibitors is that MYMD-1 is a triple threat to chronic inflammation and autoimmune disease, blocking not only TNF-α but also IL-6 and IL-17.

There are separate biologics that target each of these three cytokines, TNF-α, which for example is indicated to treat inflammatory bowel disease and rheumatoid arthritis, IL-17, which is approved to treat psoriasis and IL-6 biologics approved to treat arthritis.

But to the best of our knowledge, none of them can tackle extinguishing the inflammation mediated by all three at once. Two notable instances of immune system over activation, where TNF-α plays a pivotal role are one, autoimmune diseases like multiple sclerosis, rheumatoid arthritis and inflammatory bowel disease, where the body mistakenly attacks itself and two, cytokine storms observed in conditions like COVID-19 where the immune system launches an overwhelming assault.

Inhibiting TNF-α selectively is considered a key to preventing the uncontrolled damage while preserving the ability to combat infections, a precise capability that MYMD-1 is designed to provide. MYMD-1 has already demonstrated in lab studies potent abilities to inhibit both autoimmune diseases as well as cytokine storms.

I will now turn the call back to Dr. Chapman, who will discuss our exciting Phase 2 trial results in more detail.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Thank you again, Dr. Kaplin. Today is a significant milestone for MyMD as we announced statistically significant positive, top line Phase 2 results for MYMD-1 in patients with chronic inflammation associated with sarcopenia, a component of age related frailty. The Phase 2 multicenter, double-blind, placebo controlled randomized study was designed to investigate the efficacy, tolerability and pharmacokinetics of MYMD-1 in participants aged 65 years or older with chronic inflammation associated with sarcopenia, frailty, a condition linked to chronic inflammation and elevated levels of proinflammatory cytokines. Patients in the study were dosed daily with MYMD-1 or a placebo over a 28 day period.

The study consisted of four cohorts consisting of 10 subjects, eight drugs and two placebo, cohort 1, 600 milligrams, cohort 2, 750 milligrams, cohort 3, 900 milligrams and cohort 4, 1050 milligrams. Our study met both of its primary endpoints significantly reduced in serum levels of three biomarkers. TNF-α P was equal to 0.008, starting with TNF-α receptor 1, P was equal to 0.02, and Interleukin-6, P is equal to 0.3.

And maintaining appropriate plasma concentrations and parameters of pharmacokinetic evaluations. The study also achieved all secondary endpoints related to safety and tolerability. There were no treatment related adverse events or serious adverse events over the course of the study.

MYMD-1 has the potential to be the first drug approved by the FDA for sarcopenia which is a key mediator of age related decline in physical function, which leads to greater risk of hospitalization, disability, and death. Sarcopenia is a condition characterized by a progressive loss of muscle strength and function in older adults. In addition to being common in the elderly, where the result of chronic inflammation, sarcopenia can be associated with people who have diabetes or obese, perform little or no exercise, have poor nutrition or smoke.

I’m going to turn over to Dr. Kaplin, who would share with a few statistics on how impactful sarcopenia across the U.S. population is.

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

There were nearly 56 million people aged 65 or older in 2020, with one in six people in the U.S. now aged 65 or older, a demographic projected to continue growing until at least 2030. Estimated cost of hospitalizations in the United States in individuals with sarcopenia was estimated at $40.4 billion. On average, it is estimated that 5% to 13% of elderly people between the ages of 60 and 70 are affected by sarcopenia. These numbers increase dramatically to 11% to 50% of those aged 80 or above, representing up to six million people afflicted with sarcopenia in this age range alone.

These are the populations we hope to address and help. And again, there are no FDA approved treatments for chronic inflammation associated with sarcopenia or frailty for those aged 65 years or older today.

I will let Dr. Chapman conclude the presentation.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Thanks again, Dr. Kaplin. In conclusion, the results of the Phase 2 study support the unique advantages of MYMD-1 as the first oral selective TNF-α inhibitor if approved, and a potential for future treatment options for sarcopenia and other autoimmune conditions with large markets such as rheumatoid arthritis.

MYMD-1 has been shown to selectively block TNF-α when it becomes overactivated in autoimmune diseases and cytokine storms, but not block it from doing its normal job of being a first responder to any routine type of moderate infection.

In addition, it has not been shown to cause serious side effects common with traditional immunosuppressive therapies that treat inflammation. MyMD now plans to present our data to the FDA and intends to advance the clinical program for MYMD-1 into Phase 3. The timing of our next steps will be dependent on our discussion with the FDA.

We intend to explore moving to Phase 3 either independently or through partnership. Full results from our Phase 2 study will be presented and published at a later date. We also continue to pursue studies of MYMD-1 in rheumatoid arthritis and will provide additional information on that program as it develops.

Preclinical Studies results comparing MYMD-1 to placebo were highly significant and showed MYMD-1 reduced histopathological changes and the severity of standard arthritis clinical trial measurements. Thank you for your time and attention. At this point, we will move into the question-and-answer session of the presentation.

Operator

Certainly. Everyone at this time we will be conducting a question-and-answer session. [Operator Instructions]. Your first question is coming from Ray Blanco [ph]. Your line is live.

Q: Hey guys, I want to first congratulate your team on these excellent Phase 2 results. And I got a couple of quick questions for you. So the first one is, are there any oral TNF-α inhibitors out there? And how does MYMD-1 compare with the Enbrel and Humira’s of the world?

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

I’ll take that if it’s okay with you, Dr. Chapman. So, Ray, first of all, hello. How are you? I appreciate the question. My answer is yes and no. The no is that to date, there are no oral TNF inhibitors, oral TNF-α inhibitors that are available on the market. In the past, there had been attempts to manufacture them, and to-date, there are different phases of development, but none of them have been able to reach the point that we have at this point. None are even in Phase 2 trials at this time.

So, again, I just want to reiterate in terms of the difference. MYMD-1 is orally selective, which makes it much different than the injections, and infusions that all of the currently available TNF-α inhibitors require. It also, in preclinical studies and clinical studies, we’ve now shown that it affects immune systems and stops pathological inflammation.

And finally, it’s brain penetrable. So it gets into the brain when you take it orally. And the reason why that’s a big deal is the other TNF-α inhibitors, when they don’t get into the brain, they lead to a compensatory response where there’s actually a side effect that occurs not that rarely. Certainly we’ve seen it at Hopkins in the clinic, where people have overactivation in their CNS, in their brain. So you can’t give TNF-α inhibitors to people with MS, for instance, because it will lead to worsening MS. We don’t have that problem, because we get into the brain and therefore we can stop the insulation that’s going on there. And that makes a big difference that we cover the body and the brain.

So again, I think that there are some key differences that we find are unique to us. And at this time, there are no small molecules like us that are anywhere near to our stage of development. And I’m sorry, you said another question?

Q: Yes, so I know the focus of this call is MYMD-1, but what other treatments do you have in the pipeline right now?

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Well, in addition to the just make sure I’m covering all the bases here, right. In addition to the fact that we’re working on the Sarcopenia and frailty. We’re also planning early stage trials for Rheumatoid Arthritis of MYMD-1. But we have an additional compound that we’ve been working on developing Supera-CBD. This is a novel synthetic analog of cannabidiol or CBD, which is everywhere. But the difference is we really are the superior in the name really does apply to the fact that we are 8,000x more potent at the CB2 receptor, which is believe to mediate blocking inflammation compared to CBD.

Also worth mentioning that because this is different in structure, although it is an analog of CBD, it’s different in structure. And the DEA has reviewed it and told us that it is not a controlled substance or listed chemical-based on their assessment. So that suggests that we have here a potential important drugs to work on developing to manage things like addiction, anxiety, chronic pain, seizures and the like. We should also say that we’ve shown in preclinical studies that this anti-inflammatory effects really happened.

And we also know that, and again, this is important, that it’s the CB1 receptor that mediates the intoxicating effect of THC and cannabis marijuana. And this is really selective — superior selective for the CB2 receptor, which is the anti-inflammatory component as well as antipain. So it has at least four-fold increase binding to the CB2 receptor, for instance, than does CBD. So we really think that the superior CBD has great potential. It’s already undergone Genotox studies, and we have a contract on the table. And work is currently underway at Johns Hopkins to investigate in pre-clinical studies, how well it works for pain.

Q: Excellent, guys. I appreciate it.

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Thank you.

Operator

Thank you. Your next question is coming from Howard Yeager [ph]. Your line is live.

Q: Yes, congratulations guys on great results. I have two questions to ask you. This is pertaining to your cash position. How much cash do you have right now? And second part of that question will be, how long do you think you’re currently funded for with the cash that you have on hand?

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Yes, Mr. Yeager, this is Dr. Chapman. I’ll take this question, and thank you for joining today.

Q: Thank you very much.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

The company is very stable financially. We feel very good about our financial position. We reported $15.7 million on March 15, March 31 of this year. Based on the management’s current assumptions and plans, we have sufficient cash for the next 18 months at the present burn rate and do not intend to raise any money. So I think we are very stable financially. We have cash on hand, and we don’t expect to have to raise any money going forward.

Q: Okay, great news. Thank you very much.

Operator

Thank you. Your next question is coming from Patrick Metcalf [ph]. Your line is live.

Q: Good afternoon, gentlemen. Congratulations on the results. I just wanted to get into — I saw you noticed — I notice you had RA in the pipeline, and I wonder if you can tell us a little bit more about that indication.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

I’m happy to take that. So thanks Pat, for the question.

Q: Thank you.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

For those of you who are not as familiar as Pat is about these acronyms that we invent in medicine come up with RA rheumatoid arthritis. And what — again, we have reported previously, and we’re very excited about is that in preclinical studies of animal models of rheumatoid arthritis, comparing MYMD-1 to placebo and to other TNF-α inhibitors, we saw that MYMD-1 had a significant reduction in the inflammation in the joints and the tissues as a result of dosing animals who were given the animal version of this.

So it looks really good in preclinical studies to affect severe arthritis. And we’re excited about the initial proof-of-concept. That has been presented at a scientific conference, and currently the company is in communication with the FDA regarding what the next steps are. And when we know, we will certainly communicate that with the investors, hopefully in the near future.

Q: Thank you.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Thank you.

Operator

Thank you. Your next question is coming from Douglas Hibbert [ph]. Your line is live.

Q: Thank you. Good results, guys. I just needed you to clarify a little bit more on your Supera-CBD. What are the advantages and what conditions could it be used for?

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Yes, so that’s a great question, Doug. This is Adam. I’m going to take that. And so again it is important, what is key about Supera-CBD is that it is not activating the CB1 receptor, which is the receptor that leads to intoxicating effects. So that is probably weighs heavily on the fact that the DA made it not a controlled substance, because it is not intoxicating. Based on that activity, we would expect it not to have any intoxicating effects.

But it is potent, again 8,000 times more potent at the CB2 receptor, at turning it on. So it’s not just binding, what happens in neurons and cells. The CB2 receptor is there, and once it’s activated by the drug, in this case Supera-CBD, it then has to communicate the signal to other cells or to various kinds of functions. And this 8,000 fold increased activation of CB2 receptors compared to CBD really says that certainly the kinds of things that CBD is being used for, such as anxiety and chronic pain.

We expect to have the opportunity to test superior CBD, because based on its activation, we would predict it should be quite potent. And so I should also mention that there is currently available CBD products that have treated rare seizures. So seizure is another potential indication that we would look into treating. So anything to do with inflammation, anxiety, chronic pain and seizures would be low hanging fruit.

Q: Terrific. Thank you.

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Thank you.

Operator

Thank you. Your next question is coming from Francis Conway [ph]. Your line is live.

Q: Congratulations again, gentlemen, on the great results. And my question is two parts. First part is, how does MYMD safety profile compare with the existing TNF-α inhibitors and what impact might that have on market adoption?

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

So those are great questions. Again this is Adam Kaplan. I’m going to take that. And I would say I think the biggest thing right off the bat that from a patient standpoint will be the fact that it is orally available. And having to inject yourself, whether it’s weekly or get an infusion every couple of weeks or every month. It’s just much less sort of easy for patients to access when it’s just a capsule that they take daily. And so that will certainly appeal to patients.

The other thing, though, that I think will definitely make an impact with clinicians is that it is selective in targeting. So TNF-α, anti TNF-α treatments, all of them right now are sponges. Wherever they see TNF-α, they will bind it up and remove it from the circulation. The problem is that TNF-α is not only involved in autoimmune diseases and the like, but it’s necessary as the sort of first soldier out there alerting the body and mobilizing the immune system for any type of infection.

And we have found that in the studies we have done in the preclinical context, we found that you can block the autoimmune-based TNF-α. But you don’t have any effect, which was really remarkable to us, on the TNF-α that gets produced by a different cell type, not B and T cells, but macrophages for those who want the extra credit. And those cells produce TNF-α that isn’t affected by our particular drug by MYMD-1. And therefore we should allow the body to fight off infections that really could translate into, for instance, avoiding the black box warning with potentially higher adoption rates. The black box warning on all TNF-α inhibitors is associated with severe infections.

So I hope that’s not more than you wanted to know, but I think all of those really tell us that the adoption should be good for patients as well as clinicians.

Q: Thank you.

Adam Kaplin - Chief Scientific Officer, MyMD Pharmaceuticals, Inc.

Thank you.

Operator

Thank you. Your next question is coming from John Schechter [ph]. Your line is live.

Q: Good afternoon, guys. Congrats on the great data. Given the statistical significance of the data, I think it begs the question, where does the company currently stand in identifying potential suitors?

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Yes, Mr. Schechter, this is Dr. Chapman again. I will take that question. So, as you can imagine, that question is a moving target, a good moving target for the company these days. And at this point, the company is currently in discussions with multiple third-parties towards identifying potential partners, candidates in biotech sector.

And so, actually, we look forward to exploring meaningful relationships and opportunities in the future as they present themselves to the company. So we feel very good about contacts that are coming in daily now about potential opportunities for the company.

Q: Great. Thanks very much guys. Keep up the good work.

Operator

Thank you. That concludes our Q&A session. I will now hand the conference back to Dr. Chapman for closing remarks. Please, go ahead.

Chris Chapman - President, Director, and Chief Medical Officer, MyMD Pharmaceuticals, Inc.

Thank you very much. I would like to thank you for your interest and informative questions. We look forward to sharing more information regarding our exciting Phase 2 results as they become available. Thank you very much for joining us today.

Operator

Thank you, everyone. This concludes today’s event. You may disconnect at this time and have a wonderful day. Thank you for your participation.